STAG INDUSTRIAL ANNOUNCES THIRD QUARTER
2018 RESULTS

Boston, MA — November 1, 2018 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended September 30, 2018.

“The third quarter results were strong across the organization" said Ben Butcher, Chief Executive Officer of the Company. “The third quarter and year-to-date results set up for a strong finish to 2018.  We continue to be focused on delivering bottom line per share growth and we are confident in our ability to do so based on our attractive internal and external growth opportunities."

Third Quarter 2018 Highlights

•
Reported $0.07 of net income per basic and diluted common share for the third quarter of 2018, as compared to $0.20 of net income per basic and diluted common share for the third quarter of 2017. Reported $7.2 million of net income attributable to common stockholders for the third quarter of 2018 compared to net income attributable to common stockholders of $18.5 million for the third quarter of 2017.

•
Achieved $0.45 of Core FFO per diluted share for the third quarter of 2018, an increase of 4.7% compared to the third quarter of 2017 of $0.43. Generated Core FFO of $49.9 million for the third quarter of 2018 compared to $42.4 million for the third quarter of 2017, an increase of 17.7%.

•	Generated Cash NOI of $70.2 million for the third quarter of 2018, an increase of 13.2% compared to the third quarter of 2017 of $62.0 million.

•	Acquired 15 buildings in the third quarter of 2018, consisting of 3.3 million square feet, for $194.5 million with a weighted average Capitalization Rate of 6.9%.

•	Sold four buildings in the third quarter of 2018, consisting of 339,956 square feet for $10.5 million, resulting in a gain of $3.2 million.

•	Achieved an Occupancy Rate of 95.4% on the total portfolio and 96.0% on the Operating Portfolio as of September 30, 2018.

•	Executed Operating Portfolio leases for 1.1 million square feet for the third quarter of 2018, resulting in a Cash Rent Change and Straight-line Rent Change of 5.9% and 10.6%, respectively.

•	Experienced 77.3% Retention for 1.3 million square feet of leases expiring in the quarter.

•
Produced Same Store cash NOI growth of 1.4% for the third quarter of 2018 compared to the third quarter of 2017, and 0.5% for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.

•	Raised gross proceeds of $99.7 million of equity through the Company's at-the-market offering ("ATM") program for the third quarter of 2018.

•	On July 11, 2018, the Company redeemed all $70 million of the outstanding 6.625% Series B Preferred Stock.

•	On July 26, 2018, the Company refinanced and upsized the unsecured revolving credit facility and originated a new five and a half year, $175 million unsecured term loan.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, November 2, 2018 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

THIRD QUARTER 2018 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2018	2017	% Change	2018	2017	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$7,237	$18,478	(60.8)%	$38,215	$15,008	154.6%
Net income per common share — basic	$0.07	$0.20	(65.0)%	$0.38	$0.17	123.5%
Net income per common share — diluted	$0.07	$0.20	(65.0)%	$0.38	$0.17	123.5%
Cash NOI	$70,169	$61,976	13.2%	$201,944	$176,470	14.4%
Same Store Cash NOI (1)	$58,577	$57,762	1.4%	$152,693	$151,925	0.5%
Adjusted EBITDAre	$63,196	$55,728	13.4%	$181,804	$157,195	15.7%
Core FFO	$49,886	$42,395	17.7%	$141,720	$116,278	21.9%
Core FFO per share / unit — basic	$0.45	$0.44	2.3%	$1.34	$1.27	5.5%
Core FFO per share / unit — diluted	$0.45	$0.43	4.7%	$1.33	$1.26	5.6%
AFFO	$48,749	$40,954	19.0%	$136,654	$114,726	19.1%
 (1) The Same Store pool accounted for 82.0% and 73.1% of the total portfolio square footage for the three and nine months ended September 30, 2018, respectively.

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended September 30, 2018, the Company acquired 15 buildings for $194.5 million with an Occupancy Rate of 100% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2018 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Knoxville, TN	7/10/2018	106,000	1	$6,477	9.9
Pittsburgh, PA	8/2/2018	265,568	1	19,186	3.0
Raleigh/Durham, NC	8/2/2018	365,000	1	21,067	19.0
Detroit, MI	8/6/2018	439,150	1	21,077	5.5
Des Moines, IA	8/8/2018	121,922	1	6,053	9.7
McAllen/Edinburg/Pharr,TX	8/9/2018	270,084	1	18,523	9.9
Pittsburgh, PA	8/15/2018	200,500	1	11,327	8.2
Minneapolis/St Paul, MN	8/24/2018	120,606	1	8,422	6.3
Milwaukee/Madison, WI	9/28/2018	100,800	1	7,484	4.9
Milwaukee/Madison, WI	9/28/2018	174,633	2	13,288	7.8
Chicago, IL	9/28/2018	105,637	1	6,368	4.8
Indianapolis, IN	9/28/2018	478,721	1	29,085	11.0
Augusta/Richmond County, GA	9/28/2018	203,726	1	9,379	10.0
Charlotte, NC	9/28/2018	301,000	1	16,807	4.8
Total / weighted average		3,253,347	15	$194,543	8.8	6.9%

 The chart below details the 2018 acquisition activity and Pipeline through November 1, 2018:

2018 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	1,091,868	6	$78,821	6.2	6.7%
Q2	2,726,162	15	185,300	7.7	7.1%
Q3	3,253,347	15	194,543	8.8	6.9%
Total / weighted average	7,071,377	36	$458,664	8.0	7.0%

As of November 1, 2018
Subsequent to quarter-end acquisitions	297,731	3	$23,977

Pipeline	35.3 million	156	$2.2 billion

The chart below details the disposition activity for the nine months ended September 30, 2018:

2018 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	650,636	2	$50,379
Q2	1,009,021	5	31,200
Q3	339,956	4	10,495
Total	1,999,613	11	$92,074

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the three months ended September 30, 2018:

THIRD QUARTER 2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change
New leases	544,253	5.6	$4.26	$4.41	$1.14	$1.41	(4.1)%	(0.4)%
Renewal Leases	523,306	3.6	4.37	4.52	0.47	0.07	13.9%	19.5%
Total / weighted average	1,067,559	4.6	$4.31	$4.46	$0.81	$0.76	5.9%	10.6%

The chart below details the leasing activity for leases signed during the nine months ended September 30, 2018:

2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change
New leases	1,756,935	6.8	$3.73	$3.87	$1.35	$0.92	9.9%	17.7%
Renewal Leases	5,254,633	4.6	3.98	4.11	0.38	0.23	7.4%	14.1%
Total / weighted average	7,011,568	5.1	$3.91	$4.05	$0.63	$0.40	7.9%	14.7%

The chart below details the Retention activity for the nine months ended September 30, 2018:

2018 RETENTION

	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention
Q1	5,579,301	4,640,916	5.5	83.2%
Q2	1,740,723	1,523,971	3.8	87.5%
Q3	1,330,937	1,028,546	4.6	77.3%
Total / weighted average	8,650,961	7,193,433	5.0	83.2%

Liquidity and Capital Market Activity

As of September 30, 2018, the net debt to annualized Run Rate Adjusted EBITDAre was 5.1x.

On July 11, 2018, the Company redeemed all $70 million of the outstanding 6.625% Series B Preferred Stock.

On July 26, 2018, the Company closed on the refinancing of the unsecured revolving credit facility ("revolver"). The transaction included extending the maturity date, increasing the size of the revolver, and reducing the borrowing costs of the revolver. The revolver matures on January 15, 2023, the size was increased to $500 million, and the credit spread was reduced to 1.05% at current leverage levels.

Additionally, on July 26, 2018, the Company closed on a new $175 million, five and half year unsecured term loan. The new term loan bears a current interest rate of LIBOR plus a spread of 1.20% and matures on January 15, 2024. On July 24, 2018, the Company entered into four interest rate swaps to fix the interest rate on the new term loan, which will bear a fixed interest rate of 4.12% inclusive of these swaps.

On July 27, 2018, the Company drew the remaining $75 million of unsecured term loan D.

The chart below details the ATM program activity for the nine months ended September 30, 2018:

2018 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	-	-	-	-
Q2	6,819,580	$25.92	176,762	175,003
Q3	3,568,382	$27.94	99,695	98,566
Total / weighted average	10,387,962	$26.61	$276,457	$273,569

Subsequent to quarter end, the Company sold 1,064,152 shares under its ATM program for gross proceeds of $28.8 million.

Conference Call

The Company will host a conference call tomorrow, Friday, November 2, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13683770.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2018	December 31, 2017
Assets
Rental Property:
Land	$355,590	$321,560
Buildings and improvements, net of accumulated depreciation of $301,787 and $249,057, respectively	2,202,755	1,932,764
Deferred leasing intangibles, net of accumulated amortization of $237,892 and $280,642, respectively	327,734	313,253
Total rental property, net	2,886,079	2,567,577
Cash and cash equivalents	6,024	24,562
Restricted cash	5,231	3,567
Tenant accounts receivable, net	39,170	33,602
Prepaid expenses and other assets	35,122	25,364
Interest rate swaps	17,649	6,079
Assets held for sale, net	—	19,916
Total assets	$2,989,275	$2,680,667
Liabilities and Equity
Liabilities:
Unsecured credit facility	$95,000	$271,000
Unsecured term loans, net	596,085	446,265
Unsecured notes, net	572,389	398,234
Mortgage notes, net	56,993	58,282
Accounts payable, accrued expenses and other liabilities	53,445	43,216
Interest rate swaps	—	1,217
Tenant prepaid rent and security deposits	19,328	19,045
Dividends and distributions payable	14,530	11,880
Deferred leasing intangibles, net of accumulated amortization of $13,043 and $13,555, respectively	20,708	21,221
Total liabilities	1,428,478	1,270,360
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, -0- and 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2018 and December 31, 2017	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 107,825,791 and 97,012,543 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,078	970
Additional paid-in capital	2,003,983	1,725,825
Cumulative dividends in excess of earnings	(589,785)	(516,691)
Accumulated other comprehensive income	16,485	3,936
Total stockholders’ equity	1,506,761	1,359,040
Noncontrolling interest	54,036	51,267
Total equity	1,560,797	1,410,307
Total liabilities and equity	$2,989,275	$2,680,667

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue
Rental income	$75,159	$65,673	$217,227	$186,621
Tenant recoveries	13,518	12,366	39,443	32,952
Other income	269	105	1,033	244
Total revenue	88,946	78,144	257,703	219,817
Expenses
Property	17,112	15,401	50,735	42,312
General and administrative	8,911	8,380	25,637	25,090
Property acquisition costs	—	1,386	—	4,684
Depreciation and amortization	44,355	38,186	125,221	110,286
Loss on impairments	—	—	2,934	—
Loss on involuntary conversion	—	—	—	330
Other expenses	223	58	864	1,502
Total expenses	70,601	63,411	205,391	184,204
Other income (expense)
Interest and other income	3	2	16	10
Interest expense	(12,698)	(10,446)	(35,602)	(31,557)
Loss on extinguishment of debt	(13)	(13)	(13)	(15)
Gain on the sales of rental property, net	3,239	17,563	32,276	19,225
Total other income (expense)	(9,469)	7,106	(3,323)	(12,337)
Net income	$8,876	$21,839	$48,989	$23,276
Less: income attributable to noncontrolling interest after preferred stock dividends	281	828	1,589	673
Net income attributable to STAG Industrial, Inc.	$8,595	$21,011	$47,400	$22,603
Less: preferred stock dividends	1,289	2,449	6,315	7,345
Less: redemption of preferred stock	—	—	2,661	—
Less: amount allocated to participating securities	69	84	209	250
Net income attributable to common stockholders	$7,237	$18,478	$38,215	$15,008
Weighted average common shares outstanding — basic	105,783	92,787	101,095	87,632
Weighted average common shares outstanding — diluted	106,333	93,435	101,495	88,238
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.07	$0.20	$0.38	$0.17
Net income per share attributable to common stockholders — diluted	$0.07	$0.20	$0.38	$0.17

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
NET OPERATING INCOME RECONCILIATION
Net income	$8,876	$21,839	$48,989	$23,276
Asset management fee income	—	(9)	—	(52)
General and administrative	8,911	8,380	25,637	25,090
Property acquisition costs	94	1,386	170	4,684
Depreciation and amortization	44,355	38,186	125,221	110,286
Interest and other income	(3)	(2)	(16)	(10)
Interest expense	12,698	10,446	35,602	31,557
Loss on impairments	—	—	2,934	—
Loss on involuntary conversion	—	—	—	330
Loss on extinguishment of debt	13	13	13	15
Other expenses	129	260	694	813
(Gain) loss on incentive fee	—	(202)	—	689
Gain on the sales of rental property, net	(3,239)	(17,563)	(32,276)	(19,225)
Net operating income	$71,834	$62,734	$206,968	$177,453

Net operating income	$71,834	$62,734	$206,968	$177,453
Straight-line rent adjustments, net	(2,739)	(1,709)	(8,173)	(4,378)
Straight-line termination income adjustments, net	(76)	(367)	(57)	(478)
Intangible amortization in rental income, net	1,150	1,318	3,206	3,873
Cash net operating income	$70,169	$61,976	$201,944	$176,470

Cash net operating income	$70,169
Cash NOI from acquisitions' and dispositions' timing	2,014
Cash termination income	(136)
Run Rate Cash NOI	$72,047

Same Store Portfolio NOI
Total NOI	$71,834	$62,734	$206,968	$177,453
Less: NOI non-same-store properties	(12,254)	(4,014)	(51,434)	(24,140)
Less: termination income	(212)	(214)	(352)	(717)
Same Store NOI	$59,368	$58,506	$155,182	$152,596
Less: straight-line rent adjustments, net	(1,805)	(1,763)	(4,525)	(3,193)
Plus: intangible amortization in rental income, net	1,014	1,019	2,036	2,522
Same Store Cash NOI	$58,577	$57,762	$152,693	$151,925

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$8,876	$21,839	$48,989	$23,276
Depreciation and amortization	44,355	38,186	125,221	110,286
Interest and other income	(3)	(2)	(16)	(10)
Interest expense	12,698	10,446	35,602	31,557
Loss on impairments	—	—	2,934	—
Gain on the sales of rental property, net	(3,239)	(17,563)	(32,276)	(19,225)
EBITDAre	$62,687	$52,906	$180,454	$145,884

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$62,687	$52,906	$180,454	$145,884
Straight-line rent adjustments, net	(2,772)	(1,710)	(8,240)	(4,377)
Intangible amortization in rental income, net	1,150	1,318	3,206	3,873
Non-cash compensation expense	2,236	2,384	6,671	7,159
Termination income	(212)	(367)	(470)	(1,062)
Property acquisition costs	94	1,386	170	4,684
Loss on involuntary conversion	—	—	—	330
Loss on extinguishment of debt	13	13	13	15
(Gain) loss on incentive fee	—	(202)	—	689
Adjusted EBITDAre	$63,196	$55,728	$181,804	$157,195

Adjusted EBITDAre	$63,196
Adjusted EBITDAre from acquisitions' and dispositions' timing	2,014
Run Rate Adjusted EBITDAre	$65,210

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$8,876	$21,839	$48,989	$23,276
Rental property depreciation and amortization	44,281	38,114	124,999	110,069
Loss on impairments	—	—	2,934	—
Gain on the sales of rental property, net	(3,239)	(17,563)	(32,276)	(19,225)
Funds from operations	$49,918	$42,390	$144,646	$114,120
Preferred stock dividends	(1,289)	(2,449)	(6,315)	(7,345)
Redemption of preferred stock	—	—	(2,661)	—
Funds from operations attributable to common stockholders and unit holders	$48,629	$39,941	$135,670	$106,775

Funds from operations attributable to common stockholders and unit holders	$48,629	$39,941	$135,670	$106,775
Intangible amortization in rental income, net	1,150	1,318	3,206	3,873
Property acquisition costs	94	1,386	170	4,684
Loss on extinguishment of debt	13	13	13	15
Loss on involuntary conversion	—	—	—	330
(Gain) loss on incentive fee	—	(202)	—	689
Gain on swap ineffectiveness	—	(61)	—	(88)
Redemption of preferred stock	—	—	2,661	—
Core funds from operations	$49,886	$42,395	$141,720	$116,278

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	105,783	92,787	101,095	87,632
Weighted average participating securities outstanding	193	129	197	141
Weighted average units outstanding	4,080	4,150	4,189	3,875
Weighted average common shares, participating securities, and other units - basic	110,056	97,066	105,481	91,648
Weighted average performance units and outperformance plan	235	143	382	170
Dilutive common share equivalents	550	648	400	606
Weighted average common shares, participating securities, performance and other units - diluted	110,841	97,857	106,263	92,424
Core funds from operations per share / unit - basic	$0.45	$0.44	$1.34	$1.27
Core funds from operations per share / unit - diluted	$0.45	$0.43	$1.33	$1.26

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$49,886	$42,395	$141,720	$116,278
Non-rental property depreciation and amortization	74	72	222	217
Straight-line rent adjustments, net	(2,772)	(1,710)	(8,240)	(4,377)
Straight-line termination income adjustments, net	(76)	(367)	(57)	(478)
Recurring capital expenditures	(695)	(894)	(2,466)	(1,529)
Renewal lease commissions and tenant improvements	(521)	(1,472)	(2,894)	(4,097)
Non-cash portion of interest expense	617	546	1,698	1,553
Non-cash compensation expense	2,236	2,384	6,671	7,159
Adjusted funds from operations (1)	$48,749	$40,954	$136,654	$114,726

(1) Excludes Non-Recurring Capital Expenditures of approximately $6,581, $14,607, $4,281 and $12,560 and new leasing commissions and tenant improvements of approximately $907, $3,327, $1,831 and $3,619 for the three and nine months ended September 30, 2018 and 2017, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDAre), and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest income and expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes property acquisition costs, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, gain or loss on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four. We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease executed during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership. This resulted in 192,707 and 1,532,343 square feet to be deemed non-comparable for three and nine months ended September 30, 2018, respectively.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, intangible amortization in rental income, loss on extinguishment of debt, gain on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements and miscellaneous income, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, asset management fee income, property acquisition costs, gain or loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets and assets contained in the Value Add Portfolio.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under redevelopment to occur upon the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	If acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
If acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease, calculated on a straight-line basis, of the lease executed during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	Less than 75% occupied as of the acquisition date;

•	Will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	Out of service with significant physical renovation of the asset

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.